Exhibit 99.1

GENERAL STEEL HOLDINGS, INC. ANNOUNCES RECORD FINANCIAL RESULTS FOR SECOND QUARTER 2007 &
SECOND QUARTER EARNINGS CALL

BEIJING, China, August 20, 2007 / Xinhua-PRNewswire/ -- General Steel Holdings, Inc. (“General Steel”), (OTC Bulletin Board: GSHO), China’s first publicly traded steel company in the US, reports record financial results for the second quarter ended on June 30, 2007.

Second Quarter 2007 Financial Highlights

•	Sales Revenue reached a record $121.3 million, up 312% from the second quarter of 2006

•	Gross Profits reached a record $8.11 million, up 410% from the second quarter of 2006

•	Net Income reached a record $1.9 million, up 2086% from the second quarter of 2006

•	Earning per share rose to $0.06 per share, up from $0.003 per share from the second quarter of 2006

Second Quarter 2007 Achievements

•	Signed 60% Joint Venture agreement with Shaanxi Longmen Iron and Steel Group, Co., Ltd. and began operations in June 2007

•	Finalized 80% ownership position in a Joint Venture agreement with Baotou Iron & Steel Group - Full production will begin in third quarter 2007

•	Purchased 30% remaining outstanding shares of Tianjin subsidiary

•	Increased aggregate production capacity from 400,000 tons to 3 million tons (650%)

“The second quarter was a pivotal point in the growth of General Steel,” stated Henry Yu, General Steel Chairman and CEO. “We executed our growth strategy by gaining controlling interest in two targeted joint ventures. This increased our production capacity from 400,000 tons to 3 million tons, widened our product mix and gave us a solid regional presence to better serve the rapidly developing western region. We are especially pleased with results from our new Long Men Joint Venture which started only in June and has already had a great impact on earnings. We look forward to the results we can deliver to investors in the third quarter when all three of our operating units will reflect a full three months of operation.”

New Businesses & Products

General Steel now operates three steel business units.

•
Tianjin Daqiuzhuang Metal Sheet Co., Ltd. operates ten production lines capable of producing 400,000 tons of hot-rolled carbon and silicon steel sheets used mainly in the agricultural vehicle market. It has an approximate 50% market share for steel sheets used in the production of light agricultural vehicles. General Steel owns 100% of this business unit

•
Baotou Steel - General Steel Special Steel Pipe Joint Venture Co., Ltd. received its business license in May 2007. It has four production lines capable of producing 100,000 tons of spiral-weld pipes used mainly in the energy sector to transport oil, natural gas and steam. General Steel owns 80% of this joint venture.

•
Shaanxi Long Men Iron & Steel Co., Ltd. began in June 2007. It is a joint venture between General Steel and the Shaanxi Long Men Iron and Steel Group Co., Ltd. The joint venture is a fully-integrated steel production facility capable of producing 2.5 million tons of crude steel. It produces a final product mix of rebar and infrastructure related steel products. General Steel owns 60% of this business unit.

Second Quarter 2007 Financial Results

Note: Financial results include the operations of Tianjin Daqiuzhuang Metal Co., Ltd. for the full three months and operations from Shaanxi Long Men Iron and Steel Co., Ltd for only one month. Baotou Steel - General Steel Special Steel Pipe Joint Venture Co., Ltd. was in production test mode for most of the quarter and had little impact on results of the quarter.

Net sales from operations increased to $121.3 million in the quarter, reflecting a 312% increase over the $29.4 million recorded in the second quarter last year. In a close corollary and for the same periods of comparison, shipment volume rose 360% to 304,954 tons from 66,359 tons. The company also saw its cost of sales march upward to $113.1 million, up from $27.8 million from the same quarter of 2006. Quarterly gross profit hit $8.1 million, registering a 410% increase above the $1.59 million recorded in the same period of 2006. General Steel witnessed selling general and administrative expenses rise to $2.84 million from $810,000 in the second quarter of the previous year. Accounts receivable was $20.7 million at the end of the second quarter compared to $17.1 million at the end of 2006. Most notably, net income for the quarter climbed 2086% to $1.9 million, up from $86,598 the same period the year before. This translated into a corresponding jump in earnings per share to $0.06 per share from $0.003 per share in the equivalent three months of 2006.

Conference Call

Management will host a conference call at 9:00 a.m. Eastern Time on August 20, 2007, to discuss results of the second quarter ending June 30, 2007 and allow investors greater visibility into the new operations of the company. Joining Henry Yu, General Steel Holdings Chairman and Chief Executive Officer, on the call will be John Chen, the company’s Chief Financial Officer and Ross Warner, a Director with the company. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 1-800-860-2442.  The pass code for the call is “General Steel.”

This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the following URL http://www.videonewswire.com/event.asp?id=41866 . To listen to the live webcast, go to the URL at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on General Steel Holdings’ website http://www.gshi-steel.com .

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, operates a diverse portfolio of Chinese steel companies. With 3 million ton aggregate production capacity, its companies serve various industries and produce a variety of steel products including reinforced bar (rebar), hot-rolled carbon and silicone sheet and spiral-weld pipe. The company has steel operations in Shaanxi province (central China), Inner Mongolia province (northwest China) and Tianjin municipality (northeast China). For more information, visit www.gshi-steel.com.

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact:
Ross Warner
General Steel Holdings, Inc.
Tel: (Beijing) 86-10-5879-7346
Email: ross@gshi-steel.com
Skype: ross.warner.generalsteel

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2007 AND DECEMBER 31, 2006

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$44,304,703	$6,831,549
Restricted cash	13,545,793	4,231,523
Accounts receivable, net of allowance for doubtful accounts of $140,662
and $137,132 as of June 30, 2007 and December 31, 2006, respectively	20,703,437	17,095,718
Notes receivable	6,784,263	537,946
Other receivables	436,317	268,784
Other receivables - related parties	1,682,400	850,400
Inventories	66,075,563	12,489,290
Advances on inventory purchases	8,934,047	2,318,344
Advances on inventory purchases - related parties	25,754,327	-
Advance on equipment purchases	1,968,418	-
Prepaid expenses - current	47,340	46,152
Total current assets	190,236,608	44,669,706

PLANT AND EQUIPMENT, net	191,305,061	26,606,594

OTHER ASSETS:
Prepaid expenses - non current	873,052	740,868
Intangible assets - land use right, net of accumulated amortization	21,197,244	1,804,440
Total other assets	22,070,296	2,545,308

Total assets	$403,611,965	$73,821,608

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$19,788,769	$3,001,775
Short term loans	113,834,289	30,284,686
Short term notes payable	43,421,300	8,153,520
Other payables	2,631,207	355,142
Other payable - related party	90,979,655	-
Accrued liabilities	9,350,456	1,064,012
Customer deposits	34,126,053	1,093,602
Customer deposits - related parties	7,347,109
Deposits due to sales representatives	1,743,690	2,051,200
Taxes payable	20,233,032	5,391,602
Investment payable	6,312,000	-
Shares subject to mandatory redemption	1,950,000	2,179,779
Total current liabilities	351,717,560	53,575,318

MINORITY INTEREST	28,313,565	6,185,797

SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 and 0 shares
issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	3,093	-
Common Stock, $0.001 par value, 200,000,000 shares authorized, 32,444,665 and
32,426,665 shares issued and outstanding (including 1,000,000 and 1,176,665
redeemable shares) as of June 30, 2007 and December 31, 2006, respectively	31,445	31,250
Paid-in-capital	15,610,335	6,871,358
Retained earnings	5,154,150	4,974,187
Statutory reserves	1,107,010	1,107,010
Accumulated other comprehensive income	1,674,807	1,076,688
Total shareholders' equity	23,580,840	14,060,493

Total liabilities and shareholders' equity	$403,611,965	$73,821,608

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006

REVENUES	$121,254,744	$29,398,358	$158,862,715	$50,040,860

COST OF SALES	113,141,376	27,807,959	149,016,342	47,082,163

GROSS PROFIT	8,113,368	1,590,399	9,846,373	2,958,697

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	2,844,411	807,633	3,474,611	1,549,811

INCOME FROM OPERATIONS	5,268,957	782,766	6,371,762	1,408,886

OTHER EXPENSE, NET	1,241,143	587,552	1,461,818	747,693

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	4,027,814	195,214	4,909,944	661,193

PROVISION FOR INCOME TAXES	1,206,613	-	1,333,882	-

NET INCOME BEFORE MINORITY INTEREST	2,821,201	195,214	3,576,062	661,193

LESS MINORITY INTEREST	927,902	108,616	1,207,896	322,190

NET INCOME	1,893,299	86,598	2,368,166	339,003

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	374,568	61,231	598,119	182,636

COMPREHENSIVE INCOME	$2,267,867	$147,829	$2,966,285	$521,639

WEIGHTED AVERAGE NUMBER OF SHARES	31,444,665	31,250,000	31,444,665	31,250,000

EARNING PER SHARE, BASIC AND DILUTED	$0.060	$0.003	$0.075	$0.011

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE SIXMONTHS ENDED JUNE 30, 2007 AND 2006

						Retained earnings		Accumulated
	Preferred stock		Common stock		Paid-in	Statutory		comprehensive
	Shares	Par value	Shares	Par value	capital	reserves	Unrestricted	income	Totals
BALANCE, January 1, 2006	-	$-	31,250,000	$31,250	$6,871,358	$840,753	$4,207,236	$399,188	$12,349,785

Net income							339,003		339,003
Foreign currency translation adjustments								182,636	182,636

BALANCE, June 30, 2006, unaudited	-	$-	31,250,000	$31,250	$6,871,358	$840,753	$4,546,239	$581,824	$12,871,424

Net income							694,205		694,205
Adjustment to statutory reserve						266,257	(266,257)		-
Foreign currency translation adjustments								494,864	494,864

BALANCE, December 31, 2006	-	$-	31,250,000	$31,250	$6,871,358	$1,107,010	$4,974,187	$1,076,688	$14,060,493

Net income							2,368,166		2,368,166
									-
Preferred stock issued for acquistion of minority interest , net of dividend distribution to Victory New	3,092,899	3,093			8,370,907		(2,188,203)		6,185,797
Common stock issued for conversion of redeemable									-
stock, $1.95/share			176,665	177	344,328				344,505
Common stock issued for service, $1.32/share			18,000	18	23,742				23,760
Foreign currency translation adjustments								598,119	598,119

BALANCE, June 30, 2007, unaudited	3,092,899	$3,093	31,444,665	$31,445	$15,610,335	$1,107,010	$5,154,150	$1,674,807	$23,580,840

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(Unaudited)

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,368,166	$339,003
Adjustments to reconcile net income to cash provided by
(used in) operating activities:
Minority interest	1,207,896	322,190
Depreciation	1,979,184	548,685
Amortization	194,830	147,839
Loss on disposal of equipment	118,528	28,859
Stock issued for services	23,760	-
Interest expense accrued on mandatory redeemable stock	114,726	229,452
(Increase) decrease in assets:
Accounts receivable	499,590	(3,236,194)
Notes receivable	(212,753)	(561,164)
Notes receivable-related party	-	995,031
Other receivables	(152,646)	18,777
Other receivables - related parties	(814,100)	(970,000)
Inventories	(843,369)	(12,971,648)
Advances on inventory purchases	248,632	3,939,998
Advances on inventory purchases - related parties	(25,403,755)	-
Prepaid expenses - current	(111,573)	(108,732)
Increase (decrease) in liabilities:
Accounts payable	14,049,429	3,291,541
Other payables	808,677	242,167
Other payable - related party	(13,990,128)	(980,000)
Accrued liabilities	7,981,708	763,533
Customer deposits	771,354	674,434
Customer deposits -related parties	7,247,099	-
Taxes payable	14,610,931	910,544
Net cash provided by (used in) operating activities	10,696,186	(6,375,685)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired from subsidiary	426,387	-
Increase in investment payable	6,226,080	-
Advances on equipment purchases	(1,941,624)	1,058,435
Deposits due to sales representatives	(355,405)	437,416
Cash proceeds from sale of equipment	39,442	-
Purchase of equipment	(1,350,225)	(5,058,840)
Net cash provided by (used in) investing activities	3,044,655	(3,562,989)

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	(5,188,741)	256,248
Cash contribution received from minority shareholders	778,260	-
Borrowings from related parties	25,942,000	-
Borrowings on short term loans - bank	25,727,979	14,125,677
Payments on short term loans - bank	(30,165,358)	(10,156,530)
Borrowings on short term notes payable	13,437,956	10,542,852
Payments on short term notes payable	(8,249,556)	(11,041,332)
Net cash provided by financing activities	22,282,540	3,726,915

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	1,449,773	69,449

INCREASE (DECREASE) IN CASH	37,473,154	(6,142,310)

CASH, beginning of period	6,831,549	8,648,373

CASH, end of period	$44,304,703	$2,506,063